UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 22, 2008

THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	1-9148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Brink’s Company (the “Company”) announced that Austin F. Reed has decided to step down as the Company’s Vice President - General Counsel and Secretary on September 15, 2008 and to retire from the Company at the end of the year.  The Company intends to hire McAlister C. Marshall, II, as Mr. Reed’s successor.  Upon his pending appointment as such by the Company’s Board of Directors, Mr. Marshall will become Vice President - General Counsel and Secretary of the Company effective September 15, 2008.  On August 22, 2008, the Company entered into a Termination Agreement (the “Agreement”) with Mr. Reed.  Under the terms of the Agreement, the Company will pay Mr. Reed a severance payment on December 31, 2008 of $1,609,052.75 and will continue to provide certain other benefits valued at approximately $200,000.  The Agreement contains customary non-competition, non-solicitation, confidentiality and release of legal claims provisions.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.                                Financial Statements and Exhibits.

(d)           Exhibits.

10.1	Termination Agreement, dated August 22, 2008, between the Company and Austin F. Reed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BRINK’S COMPANY
(Registrant)

Date: August 27, 2008	By: /s/ Frank T. Lennon
Frank T. Lennon
Vice President and Chief Administrative Officer

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EXHIBIT INDEX

EXHIBIT                                                      DESCRIPTION

10.1	Termination Agreement, dated August 22, 2008, between the Company and Austin F. Reed.

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